Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL CORPORATION COMPLETES

ACQUISITION OF CIT BUSINESS FROM CARLISLE

Wallingford, Connecticut, May 21, 2024. Amphenol Corporation (NYSE: APH) today announced it had completed the acquisition of the Carlisle Interconnect Technologies (CIT) business from Carlisle Companies Incorporated (NYSE: CSL).

“The acquisition of CIT enhances Amphenol’s product offerings for highly engineered harsh environment interconnect solutions and will enable us to deliver a more comprehensive technology offering for our customers in the commercial air, defense and industrial markets,”

said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “We are excited to welcome CIT’s talented employees to the Amphenol family and look forward to working together with them to drive outstanding operating performance.”

As previously announced, the CIT business is expected to have full-year 2024 sales and adjusted EBITDA margin of approximately $900 million and 20%, respectively. Amphenol expects the CIT business to be approximately $0.02 accretive to 2024 earnings per share, which excludes acquisition-related expenses. Once the Company’s recently announced 2-for-1 stock split is effective, this would translate to accretion of approximately $0.01 per share in 2024.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Defense, Industrial, Information Technology and Data Communications, Mobile Devices and Mobile Networks. For more information, visit www.amphenol.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected 2024 CIT sales and adjusted EBITDA margin as well as expected 2024 accretion related to the CIT acquisition. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to, unanticipated difficulties relating to the CIT acquisition, the response of business partners and competitors to the announcement of the closing of the transaction, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the closing of the CIT transaction. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Amphenol’s business, particularly those identified in the risk factor discussion in Amphenol’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as other documents that may be filed by Amphenol with the SEC. Amphenol does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com